UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14500	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2006, Gateway, Inc. (“Gateway”) announced that it has named J. Edward Coleman as Gateway’s Chief Executive Officer (“CEO”). Mr. Coleman’s first day of employment will be September 18, 2006 at which time he will replace Mr. Richard D. Snyder, who has served as interim CEO since February 2006 and will remain Chairman of Gateway’s Board of Directors.

Mr. Coleman, 54, joins Gateway from Arrow Electronics, Inc., a major global provider of products, services and solutions to industrial and commercial users of electronic components and computer products, where he served as Senior Vice President and President of Arrow Enterprise Computing Solutions since September 2005. Formerly, he led CompuCom Systems, Inc. (“CompuCom”), a $1.4 billion IT services and solutions provider headquartered in Dallas, Texas, serving as CEO from December 1999 until November 2004 and as Chairman from 2001 to 2004. Prior to joining CompuCom, Mr. Coleman served in various leadership roles at Computer Sciences Corporation. Mr. Coleman spent 17 years at IBM in various executive positions, including head of IBM Credit’s used equipment and channel financing businesses, and led New Jersey-based integrator McCollister’s Technical Services from 1993 to 1995. He holds a bachelor’s degree in economics from the College of William and Mary, and a master’s degree in business administration/marketing from Indiana University.

Gateway entered into an employment offer letter with Mr. Coleman on September 1, 2006 under which Mr. Coleman will serve as Gateway’s CEO and a Director on Gateway’s Board of Directors. Mr. Coleman will be entitled to annual cash compensation consisting of base salary of $650,000 and a bonus of up to 100 percent of his annual base salary. Mr. Coleman also will receive long-term incentive compensation consisting of stock options issued under Gateway’s 2000 Equity Incentive Plan having a value equal to $1,950,000. The number of shares will be determined by using Gateway’s standard valuation formula based on the market price of Gateway stock on the first day of Mr. Coleman’s employment. The options will vest at a rate of 25% per year over 4 years. Finally, Mr. Coleman will receive a sign-on bonus totaling $370,000, consisting of $217,000 in cash and restricted stock with a value of $153,000. The restricted stock will be valued based on the market price of Gateway stock on the first day of Mr. Coleman’s employment and will vest annually in equal portions over 3 years.

Mr. Coleman will be eligible to participate in employee benefit programs available to other employees of Gateway, including the company’s 401K Retirement Savings Plan, and a relocation assistance plan for executives. The offer letter also entitles Mr. Coleman to severance compensation equal to 24 months of base salary and target bonus if his employment with Gateway is terminated for certain reasons.

A copy of Mr. Coleman’s employment offer letter is attached hereto as exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Offer Letter with J. Edward Coleman, dated September 1, 2006

99.1	Press release dated September 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2006

GATEWAY, INC.

By:	/s/ MICHAEL R. TYLER
Name: Michael R. Tyler
Title: Senior Vice President, Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Offer Letter with J. Edward Coleman, dated September 1, 2006

99.1	Press release, dated September 7, 2006